Exhibit N


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                          FIRST SUPPLEMENTAL INDENTURE
                               dated as of ?, 2008

                                     between

                          MOBILE SATELLITE VENTURES LP,
                                MSV FINANCE CO.,
                           THE GUARANTORS NAMED HEREIN
                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                                     to the

                                    INDENTURE
                           dated as of January 7, 2008

                                    between,

                          MOBILE SATELLITE VENTURES LP,
                                MSV FINANCE CO.,
                          THE GUARANTORS NAMED THEREIN
                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                           16.5% SENIOR NOTES DUE 2013
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

     THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of ?, 2008, among Mobile Satellite Ventures LP, a Delaware limited partnership (the "Company"), MSV Finance Co., a Delaware corporation ("Finance Co."), each of the guarantors listed on Schedule I hereto (the "Guarantors") and The Bank of New York (the "Trustee"), as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company and Finance Co. have heretofore executed and delivered an indenture dated as of January 7, 2008 (the "Indenture"), between the Company, Finance Co., each of the Guarantors and the Trustee, pursuant to which the Company and Finance Co. have issued their 16.5% Senior Notes due 2013 (the "Notes") and the Guarantors have provided guarantees (the Notes together with the guarantees, the "Securities");

     WHEREAS, Section 8.01(a) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, Finance Co., the Guarantors and the Trustee may amend this Indenture or the Securities to cure any ambiguity, manifest error, omission, defect, mistake or inconsistency;

     WHEREAS, Section 8.02 of the Indenture provides that with the consent of Holders of a majority in aggregate principal amount of the Notes then outstanding, the Company, Finance Co., the Guarantors and the Trustee may make certain amendments to the Indenture;

     WHEREAS, the Company, Finance Co. and the Guarantors desire to amend the Indenture as set forth herein;

     WHEREAS, all of the Holders have consented to the amendments contained herein;

     WHEREAS, the Company is delivering contemporaneously herewith to the Trustee (i) an Officers' Certificate and (ii) an Opinion of Counsel, in accordance with Sections 8.01, 8.02, 11.03 and 11.04 of the Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Finance Co., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                                CAPITALIZED TERMS

     Section 1.01 General. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

                                   ARTICLE II

                             AMENDMENTS AND WAIVERS

     Section 2.01 Amendment to the Indenture. The Indenture is hereby amended as follows:

     (a) Section 4.06(b)(4) is hereby amended and restated in its entirety as follows: "(4) the Old Notes and Guarantees thereof and the Notes issued on the Issue Date and Guarantees thereof";

     (b) the last paragraph of Section 4.06 is hereby deleted in its entirety;
and

     (c) Section 11.05 is hereby amended and restated in its entirety as follows: "In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them."

                                   ARTICLE III

                                  MISCELLANEOUS


     Section 3.01 Ratification of Indenture; First Supplemental Indenture Part of Indenture.

     (i) Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

     (ii) This First Supplemental Indenture shall become effective upon its execution and delivery by the Company, Finance Co., the Guarantors and the Trustee; provided, however, that the amendments contained in
          Section 2.01(a) and (b) will not become operative until that time that the Issuers issue $350 million aggregate principal amount of their 16% Senior Notes due 2013 pursuant to that certain Securities Purchase Agreement dated as of July ?, 2008.

     (iii) The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this First Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

     Section 3.02 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 3.03 Trustee Makes No Representation.

     The recitals contained herein are those of the Company, Finance Co. and the Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

     Section 3.04 Counterparts.

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 3.05 Effect of Headings.

     The section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                      MOBILE SATELLITE VENTURES LP, by its
                                      General Partner, Mobile Satellite Ventures
                                      LP, Inc.


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      MSV FINANCE CO.



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      ATC TECHNOLOGIES, LLC
                                      (a Delaware limited liability company)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      MOBILE SATELLITE VENTURES SUBSIDIARY LLC
                                      (a Delaware limited liability company)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      MSV INTERNATIONAL, LLC
                                      (a Delaware limited liability company)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      MOBILE SATELLITE VENTURES INC. OF VIRGINIA
                                      (a Virginia corporation)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      MOBILE SATELLITE VENTURES CORP.
                                     (a Nova Scotia unlimited liability company)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      MOBILE SATELLITE VENTURES HOLDINGS
                                      (CANADA) INC.
                                      (an Ontario corporation)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                      MOBILE SATELLITE VENTURES (CANADA) INC.
                                      (an Ontario corporation)


                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:





                                      THE BANK OF NEW YORK, as Trustee



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title: